Exhibit 99.2

Enzo Biochem, Inc.
527 Madison Avenue
New York, NY 10022

FOR IMMEDIATE RELEASE

ENZO BIOCHEM TO PARTICIPATE IN THE LIFESCI PARTNERS
10TH ANNUAL HEALTHCARE CORPORATE ACCESS EVENT

NEW YORK, NY, January 5, 2021 – Enzo Biochem, Inc. (NYSE:ENZ) (“Enzo” or “The Company”), a leading biosciences and diagnostics company, today announced that it will participate in the 10th Annual LifeSci Partners Corporate Access Event, January 6-8 and 11-14, 2021 in concurrence with J.P. Morgan’s 39th Annual Healthcare Conference.

Barry Weiner, President, and David Bench, Chief Financial Officer, will host virtual 1x1 meetings during both sessions of the event as well as present a corporate update on Wednesday, January 6th at 1pm EST.

To register or to listen to the presentation as well as to request a meeting, please visit the following registration link: http://lifesci.events/LifeSci2021

About Enzo Biochem

Enzo Biochem is a pioneer in molecular diagnostics, leading the convergence of clinical laboratories, life sciences and intellectual property through the development of unique diagnostic platform technologies that provide numerous advantages over previous standards. A global company, Enzo Biochem utilizes cross-functional teams to develop and deploy products, systems and services that meet the ever-changing and rapidly growing needs of health care today and into the future. Underpinning Enzo Biochem’s products and technologies is a broad and deep intellectual property portfolio, with patent coverage across a number of key enabling technologies.

Forward-Looking Statements

Except for historical information, the matters discussed in this release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues, and expenses which are dependent on a number of factors outside of the control of the Company including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigation, and general business conditions. See Risk Factors in the Company’s Form 10-K for the fiscal year ended July 31, 2020. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

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Contact:

For Enzo Biochem, Inc.

David Bench, CFO
212-583-0100
dbench@enzo.com

Media:

Marisa Monte

Berry & Company Public Relations

212-253-8881

mmonte@berrypr.com

Investors:

Jeremy Feffer

LifeSci Advisors, LLC

212-915-2568

jeremy@lifesciadvisors.com

Steve Anreder

Anreder & Company

212-532-3232

Steven.anreder@anreder.com